April 27, 2026

VIA EDGAR

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

RE:	Fortitude Life Insurance & Annuity Company
Registration Statement on Form N-4
File No. 333-274025

Members of the Commission:

I have acted as counsel to Fortitude Life Insurance & Annuity Company (the “Company”) in connection with the above-referenced Registration Statement on Form N-4. Such Registration Statement relates to the certain market value adjusted fixed annuity contracts as described therein (the “Contracts”).

I have examined or caused to be examined such corporate records and other documents, and reviewed or caused to be reviewed such questions of law, as I considered necessary and appropriate for the purpose of rendering this opinion. In connection therewith, I have reviewed the establishment and continued existence of the Fortitude Life Insurance & Annuity Company Account (the “MVA Account”), an unregistered non-unitized separate account for assets applicable to the Contracts.

On the basis of such examination and review, it is my opinion that:

(1) the Company is a corporation duly organized and validly existing as a stock life insurance company under the laws of the State of Arizona and is duly authorized by the Insurance Department of that state to issue the Contracts;

(2) the MVA Account has been duly created and is a validly existing non-unitized separate account of the Company pursuant to the provisions of the State of Arizona law; and

(3) the Contracts and interests therein when issued in accordance with the Registration Statement will, when sold, constitute legally-issued and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this opinion and consent, I am not admitting that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Sincerely,

/s/ Richard E. Buckley
Richard E. Buckley

Richard E. Buckley

Senior Vice President and Assistant General Counsel

Fortitude Life Insurance & Annuity Company

Ten Exchange Place, Suite 2210

Jersey City, New Jersey 07302

T +1 (615) 981 8801

richard.buckley@fortitude-re.com